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                                                        EXHIBIT 99.1
                                                      Preliminary Copy

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              FAY'S INCORPORATED

PROXY                                                                 PROXY

     The undersigned hereby appoints [___________and___________], and each of them, with full power of substitution, and hereby authorizes each of them to represent the undersigned and vote, as designated below, all the shares of Common Stock, of the par value of $.10 per share ("Fay's Common Stock"), of Fay's Incorporated ("Fay's) held of record by the undersigned on ____________at the Special Meeting of the holders of shares of Fay's Common Stock to be held on _________, 1996, including any adjournment(s) or postponement(s) thereof (the "Special Meeting"), for the following purpose:

     To consider a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 5, 1996 (the "Merger Agreement"), relating to the merger of Beta Acquisition Corp., a New York corporation and a wholly owned subsidiary of J.C. Penney Company, Inc., a Delaware corporation ("JCPenney"), with and into Fay's pursuant to which each outstanding share of Fay's Common Stock will be converted into the right to receive a fractional share of JCPenney common stock, of 50c par value ("JCPenney Common Stock"), valued at $12.75, subject to a minimum per share exchange of .2253397 of a share of JCPenney Common Stock, a maximum per share exchange of .2754151 of a share of JCPenney Common Stock and appraisal rights, as more fully described in the Proxy Statement/Prospectus relating to the Special Meeting.

       [_] FOR                 [_] AGAINST                 [_] ABSTAIN


     The Board of Directors recommends a vote FOR the approval and adoption of the Merger Agreement.

                  (continued and to be signed on other side)


                          (continued from other side)

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the approval and adoption of the Merger Agreement.

                                                Dated                       1996
                                                      ---------------------,

                                                --------------------------------
                                                            Signature

                                                --------------------------------
                                                    Signature if Held Jointly

                                                Please sign exactly as name
                                                appears herein. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by duly authorized officer.
                                                If a partnership, please sign in
                                                partnership name by authorized
                                                person.